Q Therapeutics, Inc.
(A Development Stage Company)

Financial Statements
As of December 31, 2010 and 2009 and For the Years Then Ended
and for the Period from March 28, 2002 (date of inception)
to December 31, 2010

Together with Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Q Therapeutics, Inc.

We have audited the accompanying balance sheet of Q Therapeutics, Inc. (the Company) (a development stage company) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and for the period from March 28, 2002 (date of inception) to December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q Therapeutics, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended and for the period from March 28, 2002 (date of inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

January 31, 2011

Q THERAPEUTICS, INC.
(A Development Stage Company)
Balance Sheets

December 31,

	2010	2009
Assets

Current assets:
Cash	$422,198	$12,147
Grants receivable, net of an allowance for doubtful accounts of $14,531 as of December 31, 2010 and 2009	72,950	13,489
Other receivable	10,000	-
Prepaid expenses and other	-	1,769

Total current assets	505,148	27,405

Property and equipment, net	54,025	98,387
Other assets	7,513	7,513

Total assets	$566,686	$133,305

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$287,574	$327,277
Accrued liabilities	54,351	32,478
Notes payable	15,000	55,000

Total current liabilities	356,925	414,755

Commitments and contingencies

Stockholders' equity:
Series A1 convertible preferred stock; $0.0001 par value; 250,000 shares authorized; 250,000 shares issued and outstanding (liquidation preference of $300,000 as of December 31, 2010)	25	25
Series A2 convertible preferred stock; $0.0001 par value; 2,400,000 shares authorized; 2,022,190 and 2,013,819 shares issued and outstanding, respectively (liquidation preference of $4,529,706 as December 31, 2010)	202	201
Series B convertible preferred stock; $0.0001 par value; 7,000,000 shares authorized; 4,083,197 and 3,530,185 shares issued and outstanding, respectively (liquidation preference of $9,391,353 as of December 31, 2010)	408	353
Common stock; $0.0001 par value; 20,000,000 shares authorized; 1,593,203 shares issued and outstanding as of December 31, 2010 and 2009	159	159
Additional paid-in capital	15,179,369	13,823,364
Notes receivable	(135,302)	(135,302)
Accumulated deficit	(14,835,100)	(13,970,250)

Total stockholders' equity (deficit)	209,761	(281,450)

Total liabilities and stockholders' equity	$566,686	$133,305

See accompanying notes to financial statements.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Statements of Operations

Years Ended December 31, 2010 and 2009 and the
Period from March 28, 2002 (date of inception) to December 31, 2010

			Cumulative
			From
	2010	2009	Inception

Grant revenue	$421,241	$47,251	$595,055
License revenue	31,000	87,500	118,500

	452,241	134,751	713,555

Operating expenses:
Research and development	501,900	406,499	8,438,737
General and administrative	826,330	485,235	6,094,135

Total operating expenses	1,328,230	891,734	14,532,872

Operating loss	(875,989)	(756,983)	(13,819,317)

Other income (expense):
Interest income	-	1,252	182,795
Interest expense	(3,402)	-	(1,346,089)
Other income	14,541	-	147,511

Total other expense, net	11,139	1,252	(1,015,783)

Loss before income taxes	(864,850)	(755,731)	(14,835,100)

Income tax expense	-	-	-

Net loss	$(864,850)	$(755,731)	$(14,835,100)

See accompanying notes to financial statements.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Statements of Stockholders’ Equity

Period from March 28, 2002 (date of inception) to December 31, 2010

	Series A1		Series A2		Series B				Additional			Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Notes	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity (Deficit)

Balance, March 28, 2002	-	$-	-	$-	-	$-	-	$-	$-	$-	$-	$-

Common stock issued at inception, $0.001 per share	-	-	-	-	-	-	818,500	82	737	-	-	819

Common stock issued for technology	-	-	-	-	-	-	219,658	22	198	-	-	220

Series A1 preferred stock issued for cash, $1.20 per share	250,000	25	-	-	-	-	-	-	299,975	-	-	300,000

Series A2 preferred stock issued for:

Cash, $2.24 per share (net of issuance cost of $178,827)	-	-	1,517,859	152	-	-	-	-	3,221,026	-	-	3,221,178

Conversion of notes payable, including accrued interest of $29,692; $2.24 per share	-	-	482,008	48	-	-	-	-	1,079,643	-	-	1,079,691

Series B preferred stock issued for:

Cash, $2.30 per share (net of issuance cost of $130,441)	-	-	-	-	1,750,002	175	-	-	3,894,386	-	-	3,894,561

Conversion of notes payable, including accrued interest of $369,427; $2.30 per share	-	-	-	-	1,780,183	178	-	-	4,094,250	-	-	4,094,428

Exercise of Series A2 preferred stock warrants for cash	-	-	13,952	1	-	-	-	-	1,395	-	-	1,396

Exercise of options for cash	-	-	-	-	-	-	63,901	6	9,794	-	-	9,800

Proceeds from debt allocated to preferred stock warrants and beneficial conversion feature	-	-	-	-	-	-	-	-	940,819	-	-	940,819

Stock-based compensation expense	-	-	-	-	-	-	-	-	103,112	-	-	103,112

Exercise of options for notes receivable							491,144	49	135,253	-	(135,302)	-

Net loss (cumulative from March 28, 2002 through December 31, 2008)	-	-	-	-	-	-	-	-	-	(13,214,519)	-	(13,214,519)

Balance, December 31, 2008	250,000	25	2,013,819	201	3,530,185	353	1,593,203	159	13,780,588	(13,214,519)	(135,302)	431,505

Stock-based compensation expense	-	-	-	-	-	-	-	-	42,776	-	-	42,776

Net loss	-	-	-	-	-	-	-	-	-	(755,731)	-	(755,731)

Balance, December 31, 2009	250,000	25	2,013,819	201	3,530,185	353	1,593,203	159	13,823,364	(13,970,250)	(135,302)	(281,450)

Series B preferred stock issued for:

Cash, $2.30 per share	-	-	-	-	541,743	54	-	-	1,245,954	-	-	1,246,008

Conversion of notes payable, including accrued interest of $918; $2.30 per share	-	-	-	-	6,921	1	-	-	15,917	-	-	15,918

Subscription receivable $2.30 per share	-	-	-	-	4,348	-	-	-	10,000	-	-	10,000

Exercise of Series A2 preferred stock warrants for cash	-	-	8,371	1	-	-	-	-	836	-	-	837

Stock-based compensation expense	-	-	-	-	-	-	-	-	83,298	-	-	83,298

Net loss	-	-	-	-	-	-	-	-	-	(864,850)	-	(864,850)

Balance at December 31, 2010	250,000	$25	2,022,190	$202	4,083,197	$408	1,593,203	$159	$15,179,369	$(14,835,100)	$(135,302)	$209,761

See accompanying notes to financial statements.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Statements of Cash Flows

Years Ended December 31, 2010 and 2009 and the
Period from March 28, 2002 (date of inception) to December 31, 2010

			Cumulative
			From
	2010	2009	Inception
Cash flows used in operating activities:
Net loss	$(864,850)	$(755,731)	$(14,835,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	44,362	62,201	345,896
Accretion of debt costs and beneficial conversion feature	-	-	940,819
Stock-based compensation	83,298	42,776	229,186
Bad debt expense	-	14,531	14,531
Decrease (increase) in:
Grants receivable	(59,461)	(28,020)	(87,481)
Prepaid expenses and other assets	1,769	22,125	(7,513)
Increase (decrease) in:
Accounts payable	(39,703)	27,410	287,574
Accrued liabilities	22,791	(15,971)	454,388

Net cash used in operating activities	(811,794)	(630,679)	(12,657,700)

Cash flows used in investing activities:
Purchase of property and equipment	-	(2,541)	(399,701)

Cash flows from financing activities:
Proceeds from issuance of on notes payable	15,000	55,000	4,880,000
Payments on notes payable	(40,000)	-	(75,000)
Issuance of preferred stock for cash	1,246,008	-	8,661,747
Issuance of common stock for cash	-	-	819
Proceeds from exercise of common stock options	-	-	9,800
Proceeds from exercise of preferred stock warrants	837	-	2,233

Net cash provided by financing activities	1,221,845	55,000	13,479,599

Net change in cash	410,051	(578,220)	422,198

Cash at beginning of year	12,147	590,367	-

Cash at end of year	$422,198	$12,147	$422,198

Supplemental disclosure of cash flow information:

Cash paid for interest	$2,484	$-	$5,233
Cash paid for income taxes	-	-	-

See accompanying notes to financial statements.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Statements of Cash Flows
Continued

Supplemental disclosure of noncash investing and financing activities:

   During the period from March 28, 2002 (date of inception) to December 31, 2010:

•	The Company issued 219,658 shares of common stock in exchange for technology valued at $220.
•	The Company converted $1,050,000 of notes payable and $29,691 of accrued interest to 482,008 shares of series A2 preferred stock.
•	The Company converted $3,740,000 of notes payable and $370,346 of accrued interest to 1,787,104 shares of series B preferred stock.
•	The Company issued 4,348 shares of series B preferred stock for a subscription receivable of $10,000 (included in other assets), which was collected subsequent to December 31, 2010.

See accompanying notes to financial statements.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements

1.	Organization and Summary of Significant Accounting Policies
Organization
Q Therapeutics, Inc. (the Company) was incorporated on March 28, 2002 as a Delaware corporation.  The Company is a development stage company in the process of developing a product to treat debilitating and fatal diseases of the central nervous system.

Development Stage
For the period from March 28, 2002 (date of inception) to December 31, 2010, the Company has not generated any significant revenues and has been developing its product.  Therefore, the Company is considered to be in the development stage in accordance with the provisions of Accounting Standards Codification (ASC) Topic 915, Development Stage Entities.    As required by ASC Topic 915, cumulative amounts have been presented for the period from March 28, 2002 (date of inception) to December 31, 2010.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key management estimates include allowances for doubtful accounts, useful lives for property and equipment, valuation allowances for net deferred income tax assets, and valuation of stock-based compensation.

Concentrations of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits.  As of December 31, 2010, the Company had approximately $172,198 of cash that exceeded federally insured limits. To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be impacted by adverse conditions in the financial markets.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities to the Company of three months or less to be cash equivalents.  As of December 31, 2010 and 2009, the Company did not have any cash equivalents.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

1.	Organization and Summary of Significant Accounting Policies Continued
Grants Receivable
The Company applies for research grants generally as a sub-recipient to grants funded by government agencies through research universities.  The Company records its grants receivable in accordance with the provisions of the grant agreement.  The Company’s grants receivable are considered past due when payment has not been received within 30 days of the invoice date. The amounts of the specific reserves are estimated by management based on various assumptions including the age of the individual grant receivable, and changes in payment schedules and histories. Grants receivable balances are charged off against the allowance for doubtful grants receivable when the potential for recovery is remote.  Recoveries of receivables previously charged off are recorded when payment is received.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease term (if shorter) as follows:

Lab equipment	5 years
Computers and software	3 years
Leasehold improvements	7 years
Office equipment and furniture	3 years

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred.  Upon sale or other retirement of depreciable property, the cost and accumulated depreciation and amortization are removed from the related accounts and any gain or loss is reflected in the statement of operations.

Impairment of Long-Lived Assets
The Company reviews its property and equipment, and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired.  If it is determined that the estimated undiscounted future cash flows are not sufficient to recover the carrying value of the asset, an impairment loss is recognized in the statement of operations for the difference between the carrying value and the fair value of the asset. Management does not consider any of the Company’s assets to be impaired as of December 31, 2010 and 2009.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

1.	Organization and Summary of Significant Accounting Policies Continued
Leases
The Company leases its facilities under operating leases.  For leases that contain rent escalation or rent concession provisions, the Company records the total rent payable during the lease term on a straight-line basis over the term of the lease.  The Company records any difference between the rent paid and the straight-line rent as a deferred rent liability in the accompanying balance sheets.

Stock-Based Compensation
The Company calculates the estimated fair value of its stock options and warrants on the grant date using the Black-Scholes option-pricing model and recognizes the estimated fair value as compensation expense on a straight-line basis over the vesting period.  The volatility assumption used in the Black-Scholes option-pricing model is based on the volatility of public trading companies in the same industry as the Company.  The expected term of the options and warrants granted represent the period of time that the options granted are expected to be outstanding.  The risk free rate for periods within the contractual life of the option and warrant is based on the U.S. treasury securities constant maturity rate that corresponds to the expected term in effect at the time of grant.

Income Taxes
The Company is a C-corporation and federal and state income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in net income (loss) in the period that includes the enactment date.

Uncertain Tax Positions
The Company recognizes the financial statement amount of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more likely-than-not” threshold, the amount recognized in the financial statements is the amount expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as a general and administrative expense. The Company currently has no federal or state examinations in progress. The Company’s tax years subject to federal and state tax examination are 2007, 2008, and 2009.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

1.	Organization and Summary of Significant Accounting Policies Continued	Subsequent Events The Company has evaluated events occurring between the end of its most recent fiscal year and January 31, 2011, the date the financial statements were available for issuance.

2.	Property and Equipment	Property and equipment consists of the following as of December 31:

	2010	2009

Lab equipment	$298,836	$298,836
Computers and software	58,284	58,284
Leasehold improvements	38,934	38,934
Office equipment and furniture	3,647	3,647

	399,701	399,701
Less accumulated depreciation and amortization	(345,676)	(301,314)

	$54,025	$98,387

Depreciation and amortization expense on property and equipment for the years ended December 31, 2010 and 2009 was $44,362 and $62,201, respectively.

3.	Accrued Liabilities	Accrued liabilities consist of accrued payroll and benefits of $54,351 and $32,478 as of December 31, 2010 and 2009, respectively.

4.	Notes Payable	Notes payable consist of the following as of December 31:

	2010	2009

Note payable to a company, which is a related party, with an interest rate equal to 6% per annum, matured on December 31, 2010. Principal and accrued interest is due and payable at maturity.	$15,000	$-

Note payable to a company, which is a related party, with an interest rate equal to 6% per annum, matured on July 1, 2010. Principal and accrued interest were paid at maturity.	-	40,000

Note payable to an individual, which is a related party, with an interest rate equal to 6% per annum, matured on December 31, 2010. Principal and accrued interest were converted to series B preferred stock at maturity.	-	15,000

	$15,000	$55,000

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

5.	Income Taxes	The benefit for income taxes differs from the amount computed at federal statutory rates as follows:

	2010	2009

Federal income tax at statutory rates	$(294,049)	$(256,949)
State income tax at statutory rates	(28,365)	(24,441)
Change in valuation allowance	341,186	280,477
Other	(18,772)	913

	$-	$-

Significant components of the Company’s deferred income tax assets (liabilities) are as follows as of December 31:

	2010	2009

Current:
Accruals and reserves	$20,568	$16,199
Non-qualified stock options and other	42,992	13,506
Valuation allowance	(63,560)	(29,705)

	$-	$-

Long-term:
Net operating loss carryforwards	$5,001,618	$4,717,959
Depreciation and amortization	(2,344)	(5,446)
Research and development credits	210,169	189,599
Valuation allowance	(5,209,443)	(4,902,112)

	$-	$-

As of December 31, 2010, the Company had net operating loss (NOL) carryforwards available to offset future taxable income, if any, of approximately $13,409,000, which will begin to expire in 2022.

The Company has research and development credits totaling approximately $213,000 available for offset against future federal income tax. The credits begin to expire in 2028.

The utilization of the NOL carryforwards is subject to annual limitations under Section 382 of the Internal Revenue Code.  Section 382 imposes limitations on a corporation’s ability to utilize its NOL carryforwards if it experiences an “ownership change.”  In general terms, an ownership change results from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50% over a three-year period.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

5.	Income Taxes Continued	The Company has concluded that there are no significant uncertain tax positions requiring disclosure, and there are no material amounts of unrecognized tax benefits.

6.	Stockholders’ Equity
Common Stock
The Company is authorized to issue 20,000,000 shares of common stock, of which 250,000, 2,022,190, and 4,083,197 are reserved for issuance upon conversion of the series A1 preferred stock, series A2 preferred stock, and series B preferred stock, respectively.  In addition, a sufficient number of shares of common stock have also been reserved for issuance pursuant to the Company’s 2002 Stock Incentive Plan, as amended as well as to permit the exercise in full of all outstanding warrants.

Rights and Preferences of Convertible Series A1, A2, and B Preferred Stock

•
Dividend rights – Series A1, A2 and B preferred stockholders are entitled to receive dividends, when, as and if declared by the board of directors.  Dividends to series B preferred stockholders are payable in preference and priority to any declaration or payment to series A1 and A2 preferred stockholders and common stockholders.  Series A2 preferred stockholders are payable in preference and priority to any declaration or payment to series A1 preferred stockholders and common stockholders.  Dividends to series A1 preferred stockholders are payable in preference and priority to any declaration or payment to common stockholders.

•
Voting rights – The holders of each series of convertible preferred stock and common stockholders shall vote together as one class.  The preferred stockholders shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted.

•
Liquidation preference – First, any net proceeds shall be applied to the redemption of any outstanding series B preferred stock; secondly to the redemption of any outstanding series A1 and A2 preferred stock; and finally any remaining proceeds shall be paid ratably to the common stockholders and preferred, on an as-if-converted to common stock basis.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

6.	Stockholders’ Equity Continued	Rights and Preferences of Convertible Series A1, A2, and B Preferred Stock – Continued
•
Redemption rights – At any time after the fifth anniversary of the series B preferred stock original issue date (February 14, 2008), at the written election of the holders of the majority of the series B preferred stock, the Company shall redeem all outstanding shares of series B preferred stock in three annual installments with the first installment within 30 days after the Company receives the notice of the call for redemption and the second and third installment on the first and second anniversaries of such dates.  In addition, at any time after the fifth anniversary of the series B preferred stock, at the written election of two thirds of the holders of the series A2 preferred stock, the Company shall redeem all outstanding shares of series A2 preferred stock in three annual installments with the first installment within 30 days after the Company receives the notice of the call for redemption and the second and third installment on the first and second anniversaries of such dates.

In the event of a redemption call, all series B and A2 preferred shares shall be redeemed at the respective series original issue price, plus all dividends declared but unpaid.

The preferred stock is not mandatorily redeemable and thus has been recorded in the equity section of the balance sheet as management believes the redemption of the convertible series preferred stock to not be probable.

•
Conversion rights – Each share of preferred stock shall be convertible, at the option of the holder, at any time after the date of issuance into the number of common shares determined by dividing the original issue price for the relevant series by the conversion price for such series. In addition, shares of each series of preferred stock shall automatically convert as certain events occur.

Issuance of Series Preferred Stock During 2002, the Company issued 250,000 shares of series A1 preferred stock for cash proceeds of $300,000.

During 2004, the Company issued 1,999,867 shares of series A2 preferred stock for cash and conversion of debt and accrued interest at a purchase price of $2.24 per share.  Issuance costs of $178,827 were netted against the total proceeds of $4,479,696.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

6.	Stockholders’ Equity Continued
During 2008, the Company issued 3,530,185 shares of series B preferred stock for cash and conversion of debt and accrued interest at a purchase price of $2.30 per share.  Issuance costs of $130,441 were netted against the total proceeds of $8,119,430.

During 2010, the Company issued 553,012 shares of series B preferred stock for cash, conversion of debt and accrued interest, and a stock-subscription receivable at a purchase price of $2.30 per share, for total proceeds of $1,271,926.

7.	Stock Options and Warrants
Stock Options
The Company’s stock option plan, originally approved on April 10, 2002 and subsequently amended (the Plan), provides for the grant of incentive stock options, nonqualified options, and shares of restricted stock. Under the terms of the Plan, there are 2,120,000 common shares available for grant to employees, officers, directors and consultants. The Board of Directors determines the terms of each grant. Generally, the options have a vesting period of 4 years with 25% vesting after the first year of service and monthly thereafter, and have a ten year contractual life. Certain stock options have provisions to accelerate vesting upon the occurrence of certain events. There are 148,190 shares available for grant under the Plan as of December 31, 2010.

Stock-based compensation for the years ended December 31, 2010 and 2009 was $83,298 and $42,776, respectively.  As of December 31, 2010, the Company had $39,909 of unrecognized stock-based compensation costs related to non-vested awards that will be recognized over a weighted-average period of 1.35 years.

The following sets forth the outstanding common stock options and related activity for the years ended December 31, 2010 and 2009:

	Number of Options	Weighted Average Exercise Price Per Share

Outstanding as of January 1, 2009	646,563	$0.29
Granted	627,397	0.24
Exercised	-	-
Forfeited	(311,805)	0.30

Outstanding as of December 31, 2009	962,155	0.25
Granted	455,000	0.42
Exercised	-	-
Forfeited	(390)	0.33

Outstanding as of December 31, 2010	1,416,765	0.31

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

7.	Stock Options and Warrants Continued	The following summarizes information about stock options outstanding as of December 31, 2010:

Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price

$0.12 – 0.17	429,717	7.85	$0.16	429,717	$0.16
0.33 – 0.42	987,048	8.00	0.37	552,668	0.35

	1,416,765	7.97	0.31	982,385	0.27

The fair value of each stock-based award granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	2010	2009

Risk-free interest rate	3.36%	2.61 – 3.34%
Expected stock price volatility	62.19%	62.19%
Expected dividend yield	0%	0%
Expected life of options	5.5 – 6.5 years	5.75 years

Warrants
In connection with certain preferred stock offerings and debt issuances, the Company has issued warrants to purchase preferred stock. The following summarizes information about preferred stock warrants as of December 31, 2010:

	Year of	Number	Exercise
Warrants to Purchase	Expiration	of Shares	Price

Series A2 preferred stock warrants, issued in conjunction with convertible debt in 2008	2015	61,384	$0.10

Series B preferred stock warrants, issued in conjunction with convertible debt in 2008	2015	380,583	$2.24

Series B preferred stock warrants, issued in conjunction with series B preferred stocks purchase agreement	2017	88,862	$1.15

		530,829

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

8.	Commitments and Contingencies
Litigation
From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties and an unfavorable outcome in various matters may arise that could have a material adverse effect on the Company. The Company is not aware of any current litigation that is expected to have a significant impact on the Company’s financial position or operations.

Employee Agreements
The Company has entered into employment agreements with certain members of management.  The terms of each agreement are different.  However, one or all of these agreements include stipulated base salary, bonus potential, vacation benefits, severance, and non-competition agreements.  In addition, certain agreements grant options to purchase common stock of the Company and the potential for additional purchase of shares up to a certain percentage of the fully diluted stock of the Company upon raising a minimum amount of stock financing.

License and Royalty Agreement
The Company has entered into an exclusive license agreement with a university, where the Company has obtained certain intellectual property from the university to commercialize, produce, manufacture, use and sell the patent rights.  The Company is required to pay the university a contractual dollar amount for each new investigational drug application filed with the Food and Drug Administration (FDA) using the intellectual property. The Company is also required to pay an amount upon New Drug Application (NDA) approval. The NDA approval occurs when the FDA has approved all prior drug testing and allows a new drug to go to the market.  Once the Company has a NDA, the Company must pay the university a royalty of 5% of net sales on any services and must pay the university a royalty of 2% of net sales up to a certain dollar amount and 2.5% of net sales in excess of that amount of human therapeutics.  If the Company sublicenses the intellectual property, then the Company must pay the university in accordance with the provisions of the agreement.

Operating Leases
The Company leases its office and lab facility under a non-cancelable operating lease. The current lease expires in March 2011.  The minimum future lease payment under this operating lease as of December 2010 is $26,130 due during the year ending December 31, 2011.

Rental expense under operating leases was $145,831 and $145,567 for the years ended December 31, 2010 and 2009, respectively.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
Continued

9.	Benefit Plans
The Company sponsors a defined contribution 401(k) retirement plan (the Plan).  Employees who are 18 years of age are eligible to participate in the Plan.  Employees may elect to contribute to the Retirement Plan up to 100% of their annual compensation to a maximum of $16,500 per year.  The Company may elect to match part of the employee’s contribution, make a profit sharing contribution, or both.   The Company did not make any contributions to the plan during the years ended December 31, 2010 and 2009.

10.	Related Party Transactions
On June 1, 2009, the Company entered into a note payable agreement with a company who is a stockholder for $40,000 at a rate of 6% per annum, with a maturity date of July 1, 2010.  The note along with interest of $2,484 was paid in full in June 2010.

On December 23, 2009, the Company entered into a note payable agreement with a stockholder for $15,000 at a rate of 6% per annum, with a maturity date of December 31, 2010.  The note along with accrued interest of $918 was exchanged for 4,348 shares of series B preferred stock in December 2010.

On January 9, 2010, the Company entered into a note payable agreement with a stockholder for $15,000 at a rate of 6% per annum, with a maturity date of December 31, 2010.